Exhibit 99.1

December 11, 2013

Dear Shareholder:

Thank you for your investment in CNL Healthcare Properties, Inc., a non-traded real estate investment trust aimed at providing income and creating growth through the acquisition and development of senior housing and healthcare-related properties.

Since February 2012, we have invested in senior housing and healthcare properties with a total asset value in excess of $900 million. We believe we are building a compelling portfolio of senior housing communities, medical office buildings and acute-care/post-acute care facilities, and have also initiated the ground-up development of new facilities in select U.S. markets.

Valuation

On December 2, 2013, we disclosed that we would announce an estimated net asset value per share of our common stock (“NAV”) as of September 30, 2013. While such a valuation is not required at this stage in the lifecycle of CNL Healthcare Properties, we elected to voluntarily undertake the valuation at this time. We continue to strive to be an industry leader by providing enhanced and transparent information to our shareholders and broker-dealers. The valuation and NAV determination was conducted in accordance with new Investment Program Association (“IPA”) best practices guidelines.

Our board of directors initiated a valuation process that is consistent with the recommendations of the IPA, the leading trade association for non-listed direct investment vehicles, and engaged an independent third party — CBRE Capital Advisors (“CBRE Cap”) — to assist in establishing a range of net asset values for CNL Healthcare Properties. CBRE Cap is an investment banking firm that specializes in providing real estate-related financial services and has a deep background in doing these types of complex valuations. CBRE Cap is a subsidiary of CBRE Group, Inc., which is a Fortune 500 and S&P 500 company, and one of the world’s largest commercial real estate services and investment firms (based on 2012 revenue).

Our board of directors directed the Audit Committee — comprised solely of independent directors — to review CBRE Cap’s valuation analyses and its range of net asset values, and to recommend an estimated NAV to the full board. Based on the Audit Committee’s recommendation, the board determined $9.13 as the estimated NAV per share of our common stock as of September 30, 2013. For a description of the methodology considered by the Audit Committee and our board of directors, please refer to our current report on Form 8-K filed December 11, 2013, with the U.S. Securities and Exchange Commission at www.sec.gov. Please keep in mind that this estimated NAV is simply a snapshot in time and is not necessarily indicative of the value we anticipate when we pursue strategies for a future liquidity event.

Based on the results of the valuation, our board established a new offering price of $10.14 per share, effective December 11, 2013, for investment in our continuing primary offering. The new public offering price is based on the estimated NAV per share of common stock as of September 30, 2013, plus selling commissions and marketing support fees.

Distribution Policy, Dividend Reinvestment Plan & Amended and Restated Redemption Plan

In connection with the recent determination of our estimated NAV, our board also authorized a change to our distribution policy, increasing monthly cash distributions to $0.0338 and increasing stock distributions to 0.03000 shares of common stock. These changes have been made to allow us to maintain our historical distribution rate of 4 percent cash and 3 percent stock for an aggregate of 7 percent based on the new offering price. Declarations pursuant to the new distribution policy will begin on January 1, 2014, and will continue thereafter unless amended by our board.

If you participate in our Distribution Reinvestment Plan (“DRP”), distributions are invested in shares promptly following the distribution payment date. As a result of the new share offering price based on the valuation, all shares issued under the DRP will reflect a price equal to approximately 95 percent of the new offering price, or $9.64, and will be issued on or before December 31, 2013.

Subject to the terms of our Amended and Restated Redemption Plan and the maximum amount of funds available for redemptions per quarter, if you have held your shares for at least one year you may submit your shares for redemption. If approved, your shares would be redeemed at an amount equal to our last estimated NAV per share as of the redemption date.

Looking Ahead

Again, thank you for your confidence and investment in CNL Healthcare Properties. We affirm our commitment to you to build a leading portfolio of senior housing and healthcare properties that provide attractive distributions and capital preservation along with the opportunity for long-term growth in value.

We continue to believe that our investment thesis is strong, based on compelling demographic and healthcare trends, and market fundamentals. As we have stated previously, demand for senior housing properties and healthcare facilities is expected to remain sound for the next decade, driven by the growing wave of Baby Boomers moving into their senior years.

We believe that demand for senior facilities that are more need-based — in particular, assisted living and memory care — will continue to be quite robust. Seniors transitioning to senior living communities are now coming with specific needs that often require assisted living or other special services, such as memory care. In addition, the supply of new senior living communities and units continue to be outpaced nationwide by resident demand.

At the same time, our investment in medical office buildings and other healthcare facilities is supported by strong demographic trends and other indicators. As Americans 65 years and older live longer, their healthcare needs — and thus, the number of facilities required to provide healthcare — are expected to increase. In addition, the federal Patient Protection and Affordable Care Act (“ACA”) will expand private healthcare insurance to cover more non-elderly, lower income Americans. The Congressional Budget Office estimates that the number of non-elderly Americans with health insurance will increase by approximately 30 million by 2016, and that approximately 92 percent of non-elderly Americans will have insurance coverage in 2021. Real estate industry specialists are forecasting that the millions of additional Americans covered by the ACA will require an additional 64 million square feet of medical office space1, and that growth in the need for medical office buildings is expected to increase by 30 percent over the next ten years2.

We hope this letter provides important information to you, our shareholder, on CNL Healthcare Properties and our recent valuation process and estimated NAV at this time. We encourage you to visit CNLHealthcareProperties.com to review other information about your investment and the Company. Should you have further questions, please contact CNL Client Services at 866-650-0650.

Sincerely,

James M. Seneff, Jr. Chairman of the Board	Stephen H. Mauldin President and Chief Executive Officer

*This valuation represents the estimated value per share at a snapshot in time, did not include any portfolio or enterprise premium, and will likely change over the Company’s lifecycle. The estimated NAV per share does not necessarily represent the amount an investor could expect to receive if the Company were to list its shares or liquidate its assets, now or in the future. The estimated NAV per share is only an estimate and is based on a number of assumptions and estimates which may not be complete. CBRE Cap, the independent valuation firm, made numerous assumptions with respect to industry, business, economic and regulatory conditions, all of which are subject to changes beyond the control of CBRE Cap or the Company. Throughout the valuation process, the Audit Committee, our advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

[1]	National Real Estate Investor article, 2010
[2]	Bank of America Merrill Lynch report, 2011

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical fact, including statements about the purported value of the Company’s common stock, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CBRE Cap relied on forward-looking information, some of which was provided by the Company, in preparing its valuation materials. The Company and CBRE Cap intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect our current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “estimated,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share value of the Company’s common stock, and other matters. The Company’s forward-looking statements are not guarantees of future performance. While we believe our forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on our current expectations and a variety of risks, uncertainties and other factors, many of which are beyond our ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, copies of which may be obtained from the Company’s website at www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

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